                                                                     EXHIBIT 3.1


                               State of Delaware

                        Office of the Secretary of State       Page 1
                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "SOUTHERN FOODS GROUP, L.P.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 1994, AT 11:30 O'CLOCK A.M.





                     [GREAT SEAL OF THE STATE OF DELAWARE]



                                             /s/ EDWARD J. FREEL
                               [SEAL]        -----------------------------------
                                             Edward J. Freel, Secretary of State

2463482  8100                                AUTHENTICATION: 8919228

981056958                                    DATE: 02-12-98





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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 11:30 AM 12/20/1994
                                                         944250818 - 2463482


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                           SOUTHERN FOODS GROUP, L.P.



     THE UNDERSIGNED, desiring to form a limited partnership under the laws of the State of Delaware, does hereby certify as follows:

     1. The name of the limited partnership is Southern Foods Group, L.P. (the "Partnership").

     2. The registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of the registered agent at such address is The Corporation Trust Company.

     3. SFG Management Limited Liability Company, a Delaware limited liability company (the "General Partner"), is the sole general partner of the Partnership. The business address of the General Partner is 3114 South Haskell, Dallas, Texas 75223.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 19th day of December, 1994.


                                                SFG MANAGEMENT LIMITED LIABILITY
                                                COMPANY, as sole General Partner


                                                By:  /s/ F.T. SCHENKEL
                             [SEAL]                -----------------------------
                                                    F.T. Schenkel, President